Registration Statement No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRANSGLOBE ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Alberta	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2500, 605 - 5th Avenue SW, Calgary, Alberta, Canada	T2P 3H5
(Address of Principal Executive Offices)	(Zip Code)

TRANSGLOBE ENERGY CORPORATION AMENDED AND RESTATED STOCK OPTION PLAN
EFFECTIVE MAY 9, 2007
(Full title of the plan)

John L. Mericle, Harris, Mericle, & Wakayama, P.L.L.C., Suite 4100, 901 Fifth Avenue, Seattle, WA 98164
(Name and address of agent for service)

(206) 621-1818
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]		Accelerated filer [ x ]
Non-accelerated filer [ ]	(Do not check if a smaller reporting company)	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered*	Proposed Maximum Offering Price Per Share**	Proposed Maximum Aggregate Offering Price**	Amount of Fee
Common Stock, no par value	5,885,622 Additional Common Shares ***	$15.12	$88,990,604.64	$6,345.03

*

Pursuant to Rule 416, this Registration Statement on Form S-8 shall also cover any additional shares of the Registrant's Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of common stock.

**

Pursuant to Rule 457(h), the maximum offering price has been calculated, solely for the purpose of determining the registration fee, in accordance with Rule 457(c) based upon the average of the high and low prices of the Common Shares as quoted on the NASDAQ Global Select Market on November 9, 2010.

***

Registering 5,885,622 additional common shares that are reserved for issuance pursuant to the TransGlobe Energy Corporation Amended and Restated Stock Option Plan (the “Plan”). See “Explanatory Note” below.

Explanatory Note

This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering 5,885,622 additional shares of the Registrant’s common stock, no par value (“Common Shares”) for which a registration statement filed on Form S-8 on October 7, 2004 relating to the TransGlobe Amended and Restated Stock Option Plan (the “Plan”) is effective (Form S-8 Registration Filing Number 333-119597).

The maximum number of Common Shares issuable pursuant to the Plan is not a fixed amount, but is instead equal to 10% of the Registrant’s issued and outstanding Common Shares. From October 7, 2004 until November 12, 2010, the total number of the Registrant’s issued and outstanding Common Shares increased from 54,096,439 to 66,984,822. The Registrant is filing this Form S-8 to register additional Common Shares so that the total number of Common Shares registered under Form S-8 will become equal to 10% of the Registrant’s 66,984,822 issued and outstanding Common Shares

The calculation of the number of additional Common Shares for registration under this Form S-8 is set forth in the following table (the third column represents the percentage of the Registrant’s 66,984,822 issued and outstanding Common Shares):

Plan Common Shares registered on Form S-8 filed on October 7, 2004	5,409,643	8.3%
Registered Plan Common Shares issued upon options exercised from October 7, 2004 until November 5, 2010	4,596,783	6.9%
Registered Plan Common Shares remaining to be issued	812,860	1.2%
Additional Plan Common Shares registered on this Form S-8	5,885,622	8.8%
Total remaining Registered Plan Common Shares and additional Plan Common Shares registered on this Form S-8	6,698,482	10.0%

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing updated Plan information specified in Items 1 and 2 under Part I of Form S-8 will be sent or given to employees of the Registrant participating under the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The documents listed below are incorporated by reference in this Registration Statement:

     (a) The Registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 40-F for its fiscal year ended December 31, 2009.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s document referred to in (a) above.

     (c) The description of the Registrant’s common shares without par value contained in its Registration Statement on Form 20-F (Registration Number 000-31100) filed with the Securities and Exchange Commission (“the Commission”) and all amendments and reports for the purpose of updating such description.

In addition to the foregoing documents, the contents of the Registrant’s Form S-8 Registration Statement previously filed with the Commission on October 7, 2004 (Registration Number 333-119597) are hereby incorporated by reference.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.      Exhibits.

Exhibit Number	Exhibit
5.1	Opinion of Canadian Counsel as to the validity of the securities being registered.
10.1	TransGlobe Energy Corporation Amended and Restated Stock Option Plan.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Counsel (included in Exhibit 5.1).
23.3	Consent of DeGolyer and MacNaughton Canada Limited.
24.1	Power of Attorney (included under “Signatures” page).

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta , on this 12th day of November, 2010.

TRANSGLOBE ENERGY CORPORATION

By: /s/ “Ross Clarkson”
Ross G. Clarkson, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ross G. Clarkson and David Ferguson, or any of them, his attorney-in-fact, with the power of substitution, for them in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ “Ross Clarkson”	President & Chief Executive Officer, Director	November 12, 2010
Ross G. Clarkson

/s/ “Lloyd Herrick”	Vice-President & Chief Operating Officer, Director	November 12, 2010
Lloyd W. Herrick

/s/ “David Ferguson”	Vice-President, Finance & Chief Financial Officer	November 12, 2010
David C. Ferguson

/s/ “Robert Halpin”	Chairman of the Board of Directors	November 12, 2010
Robert A. Halpin

/s/ “Geoffrey Chase”	Director	November 12, 2010
Geoffrey C. Chase

/s/ “Erwin Noyes”	Director	November 12, 2010
Erwin L. Noyes

/s/ “Fred Dyment”	Director	November 12, 2010
Fred J. Dyment

/s/ “Gary Guidry”	Director	November 12, 2010
Gary. S. Guidry

Exhibit Index

Exhibit Number	Exhibit
5.1	Opinion of Counsel as to the validity of the securities being registered.
10.1	TransGlobe Energy Corporation Amended and Restated Stock Option Plan.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Counsel (included in Exhibit 5.1).
23.3	Consent of DeGolyer and MacNaughton Canada Limited.
24.1	Power of Attorney (included under “Signatures” page).